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As Filed with the Securities and Exchange Commission on October 28, 2004

Registration No. 333-119832

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BIMINI MORTGAGE MANAGEMENT INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation or Organization)

72-1571637
(I.R.S. Employer Identification No.)

3305 Flamingo Drive, Suite 100, Vero Beach, Florida 32963
(Address of Principal Executive Offices)

2003 Long Term Incentive Compensation Plan
(Full Title of the Plan)

Jeffrey J. Zimmer
Bimini Mortgage Management, Inc.
3305 Flamingo Drive, Suite 100
Vero Beach, Florida 32963
(Name and Address of Agent For Service)

(772) 231-1400
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Robert E. King, Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
(212) 878-8000

EXPLANATORY NOTE

        This Amendment No. 1 is being filed for the sole purpose of filing a revised Exhibit 23.2. Due to an inadvertent filing error, the signature was omitted from the original exhibit. The contents of the Initial Registration Statement are hereby incorporated herein by reference.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vero Beach, in the State of Florida, on this 26th day of October, 2004.

BIMINI MORTGAGE MANAGEMENT, INC.
By:	/s/ JEFFREY J. ZIMMER
Name:	Jeffrey J. Zimmer
Title:	Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 26th day of October, 2004.

Name	Title

/s/ JEFFREY J. ZIMMER Jeffrey J. Zimmer	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ ROBERT E. CAULEY Robert E. Cauley	Chief Financial Officer and Director (Principal Financial Officer)
* Kevin L. Bespolka	Director
* Maureen A. Hendricks	Director
* W. Christopher Mortenson	Director
* Buford H. Ortale	Director
/s/ AMBER K. LUEDKE Amber K. Luedke	Treasurer (Principal Accounting Officer)

*By:	/s/ JEFFREY J. ZIMMER Jeffrey J. Zimmer Attorney-in-fact for each of the persons indicated

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EXHIBIT INDEX

Number		Description
4.1		Company's Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-11 (Registration No. 333-113715)).
4.2		Company's Bylaws (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-11 (Registration Statement No. 333-113715)).
4.3
Bimini Mortgage Management, Inc. 2003 Long Term Incentive Compensation Plan incorporated by reference to Exhibit 10.2 of the Company's Registration Statement on Form S-11 (Registration Statement No. 333-113715)).
5.1	*	Opinion of Clifford Chance US LLP as to the legality of the securities being registered.
23.1	*	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23.2	**	Consent of Ernst & Young LLP
24.1	*	Power of Attorney (included on the signature page)

*
Previously filed.
**
Filed herewith.

EX-1

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EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX